Exhibit 99.1

Sollensys Corp. Announces Change of Control
'Management proceeds with business building upon existing data platform'

Palm Bay, Fla., August 11, 2020 (Issuer Direct) -- Sollensys Corp. (US OTC PINK: SOLS)
Sollensys Corp. (the “Company”) is pleased to announce that, on August 5, 2020, Eagle Lake Laboratories, Inc. of Palm Bay Florida (“Eagle Lake”), acquired a majority of the issued and outstanding stock of Company. In connection with the transaction, Donald Beavers, the sole shareholder of Eagle Lake, was named the new Chief Executive Officer of the Company, and a director of the Company, and the prior officer and director of the Company resigned.

New management will be steering the Company towards commercialization of proprietary data platforms as they move away from touch screen manufacturing. The Company expects to generate significant revenue with its innovative flagship product, the Blockchain Archive Server™ that can be utilized to protect client data from ransomware. Blockchain technology is a leading-edge tool for data security, providing an added layer of security against data loss due to malware.

Mr. Beavers stated "We are excited to bring new opportunities to this public company for the benefit of its shareholders. Our core focus is on affordable ready-to-use technology. We provide our data management products to small and large businesses alike. Our blockchain technology is a seamless integration into our client’s existing data platforms.”

ABOUT SOLLENSYS CORP
Previously, Sollensys Corp, through its South Korean subsidiary, designed and manufactured touch panel sensors used in smartphones and computer touch products. New management has taken control of the company with a focus on data management and blockchain systems developed in the United States. (see: www.sollensys.com )

ABOUT EAGLE LAKE LABORATORIES, INC.
Eagle Lake Laboratories, Inc is a Florida based science, technology, and engineering solutions corporation offering products that ensures their clients data integrity through collection, storage, and transmission.

Forward Looking Statements: Certain information in this press release relating to the Company contains forward-looking statements. All statements other than statements of historical facts included herein are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company is under no obligation (and expressly disclaim any such obligation) to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
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